Exhibit 99.1

News Release

For Further Information Call:

John P. Jordan

Vice President, Chief Financial Officer & Treasurer

Voice: 860-347-8506

inquire@zygo.com

ZYGO REPORTS RESULTS FOR THIRD QUARTER FISCAL 2014

MIDDLEFIELD, Conn, May 8, 2014 – Zygo Corporation (Nasdaq: ZIGO) today announced its financial results for the third quarter of fiscal 2014 ended March 31, 2014 and points out the following highlights in the quarter:

•	Revenue up 15% over the prior year quarter to $39.7 million.

•	Gross Margin of 45.5%.

•	EPS improved 100% over prior year on a GAAP basis.

Revenue in the third quarter of fiscal 2014 increased 15% to $39.7 million from the $34.5 million reported for the comparable prior year quarter and declined 18% from 48.2 million reported for the second quarter of fiscal 2014. Revenue in the nine months ended March 31, 2014 increased 17% to $128.0 million compared to $109.4 million in the comparable prior year period.

Net income in the third quarter of fiscal 2014 was $1.9 million, or $0.10 per diluted share, compared to $1.0 million, or $0.05 per diluted share, in the comparable prior year quarter. As set forth in the “Reconciliation of Reported Results to Non-GAAP Results” in this press release, on a non-GAAP basis, net income for Q3 of fiscal 2014 was $2.7 million, or $0.14 per diluted share. Non-GAAP net income excludes $1.3 million ($0.8 million net of tax) of costs related to the recently-announced merger and additional costs for the Company’s auditors to review the ongoing analysis of its tax accounts. Non-GAAP net income and earnings per diluted share for Q3 of fiscal 2013 were the same as GAAP reported earnings at $1.0 million, or $0.05 per diluted share.

Year to date net income was $8.1 million, or $0.42 per diluted share, compared to $3.6 million, or $0.19 per diluted share, in the prior year. On a non-GAAP basis, net income was $10.6 million, or $0.55 per diluted share, in the first nine months of fiscal 2014 and $3.6 million, or $0.19 per diluted share, in the first nine months of the prior fiscal year. Non-GAAP net income and EPS in the first nine months of fiscal 2014 exclude the costs related to the recently announced merger, separation of the former CEO, the auditor review of the Company’s analysis of its tax accounts and a terminated acquisition effort.

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Bookings for the third quarter of fiscal 2014 were $47.1 million (Metrology Solutions Division 69% of the total; Optical Systems Division 31%), compared to $38.4 million in the previous quarter and $50.2 million in the comparable prior year quarter. Backlog was $84.3 million at March 31, 2014, $76.9 million at December 31, 2013 and $88.9 million at March 31, 2013. Metrology Solutions Division bookings represented 45% of the March 31, 2014 backlog, Optical Systems Division bookings were 55%.

The value of bookings included in backlog with delivery dates beyond twelve months from March 31, 2014 is $2.7 million. The value of bookings excluded from backlog of March 31, 2013 with delivery dates beyond 12 months was $2.8 million. If those bookings had been included in backlog at March 31, 2013, the reported backlog would have been $91.7 million.

As previously reported, the Company has been undergoing a review of its tax accounts using third party advisors. As a result of that review, the Company reported that subsequent to the issuance of the financial information for the third fiscal quarter ended March 31, 2013, the Company’s management identified the following errors within the Company’s accounting for income taxes, which the Company determined to be immaterial to the financial information previously reported:

(1)	An overstatement in recorded tax expense related to certain transactions with foreign subsidiaries, partially offset by an understatement in tax expense recorded in a reduction of reserves against uncertain tax positions related to transfer pricing. The Company’s deferred tax assets were understated for tax benefits that had not historically been captured from transactions between the Company and its foreign subsidiaries, primarily related to its German subsidiary ZygoLot. For the three and nine months ended March 31, 2013, correction of the two errors aggregated to an increase in income tax expense of $0.2 million and a decrease in income tax expense of $0.6 million, respectively, with a corresponding change in deferred tax assets.

(2)	An overstatement of recorded state research and development tax credits, which are available for use to offset future state taxes on capital. The Company had incorrectly recorded these State credits in its tax accounts for States where we pay tax on capital, not on income. To correct that overstatement, the previously recorded deferred tax assets related to these credits was reversed. For the three and nine months ended March 31, 2013, correction of the error resulted in an increase to income tax expense of $0.2 million and $0.6 million, respectively, with a corresponding decrease to deferred tax assets.

(3)	An error in accounting for the tax basis of fixed assets acquired in the Company’s acquisition of the Richmond, California operations in November 2010. The tax basis of the fixed assets acquired that was used in the calculation of the deferred tax accounts since the acquisition date was overstated, and as a result the associated deferred tax liability was understated. The calculated tax basis did not include a basis adjustment for a future discount liability recorded as part of the original acquisition. For the nine months ended March 31, 2013, the correction of the error resulted in an increase in income tax expense of $1.7 million with a corresponding decrease in deferred tax assets.
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(4)	An understatement in recording the Company’s net operating loss carryforward related to excess tax benefits on share-based compensation. The unrecognized excess tax benefits in certain years were not recorded in accordance with the same methodology the Company had elected on the date of adoption of FAS 123R. Correction of the error resulted in an increase to the deferred tax asset related to the net operating loss carryforward and an increase to additional paid-in capital of $1.4 million as of June 30, 2013.

(5)	An error in the recognition of uncertain tax positions against a net operating loss carryforward related to an acquisition. The Company’s uncertain tax positions had been understated by $1.1 million and were corrected to reflect the uncertainty around the availability of an acquired net operating loss carryforward. As of June 30, 2013, correction of the error resulted in an increase in other long-term liabilities of $1.1 million with a corresponding decrease in retained earnings.

The Company’s management has evaluated the impact of these errors on the previously reported financial information. On the basis of quantitative and qualitative considerations, the Company’s management does not believe the errors are material to the previously-issued financial information. The financial information for the previous periods presented in this press release reflects the restated balances, rather than the amounts previously-reported. The Company will present and expand on this information in the Form 10-Q to be filed for the quarter ended March 31, 2014. The table below provides a reconciliation of the restated balances to the amounts previously-reported:

(Amounts in thousands, except per share amounts)

Fiscal 2013

	Three Months Ended March 31, 2013		Nine Months Ended March 31, 2013
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
Income tax benefit (expense)	$890	$504	$(866)	$(2,602)
Net Income attributable to Zygo Corporation	1,366	980	5,333	3,597
Basic Earnings per Share	$0.07	$0.05	$0.29	$0.20
Diluted Earnings Per Share	$0.07	$0.05	$0.28	$0.19

Weighted average shares outstanding
Basic Shares	18,506	18,506	18,434	18,434
Diluted Shares	19,126	19,126	19,080	19,080

Fiscal 2013

	At June 30, 2013
	As Previously Reported	As Restated
Deferred income taxes - Current asset	$7,261	$8,631
Deferred income taxes - Long-term asset	$14,967	$10,490
Deferred taxes and long term liabilities	5,701	4,473
Total shareholders’ equity - Zygo Corporation	$183,841	$181,962
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On April 11, 2014, we announced that we have entered into a definitive merger agreement with AMETEK, Inc. (“AMETEK”) pursuant to which AMETEK has agreed to acquire all of the outstanding shares of common stock of Zygo for cash at a purchase price of $19.25 per share. The transaction, which was unanimously approved by the Board of Directors of Zygo, is subject to certain customary closing conditions, including approval of the merger by Zygo’s stockholders and regulatory clearance.

Commenting on the third quarter results, Gary K. Willis, interim Chief Executive Officer of Zygo Corporation, commented, “Revenue in the third quarter continued to improve on a year-over-year basis, as we expected, and the bookings activity continued to reflect the positive reception to our new products, solid sales of existing profiler models and several significant Optics Division orders.”

John P. Jordan, Vice President, Chief Financial Officer and Treasurer of Zygo Corporation, said, “Gross margin in the third quarter of fiscal 2014 of 45.5% increased from the prior year third quarter due primarily to improved mix of metrology product (67.2% in Q3 14 vs. 61.6% in Q3 13) and decreased from the prior quarter margin due to a lower ratio of metrology product in Q3 vs Q2 (67.2% in Q3 14 vs 70.3% in Q2 14). Margin on certain metrology product lines was also lower than in the prior quarter due to the change in mix of product shipped in those product lines. Operating expenses increased slightly from the same quarter in the prior year due to costs associated with the pending merger ($720K) and the cost of our auditors’ review of our ongoing review and analysis of our tax accounts ($533K), partially offset by lower incentive compensation costs. Operating expenses were lower than the prior quarter due in part to the CEO separation costs and incentive compensation costs included in the second quarter that were not in the third quarter. Cash improved to $97.1 million during the quarter as a result of the strong earnings and continued improvements in accounts receivable. We have also made significant progress with resolution of the deferred tax balances, and testing is being conducted in order to conclude that the material weakness has been remediated.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

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Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan(s),” “strategy,” “project,” “should” and other words of similar meaning in connection with a discussion of current or future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supply chain risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the integration of manufacturing facilities; risks related to any reorganization of our business; risks related to changes in management personnel, including risks related to the Company’s recent and announced changes in senior management and the Board of Directors; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to business acquisitions; and risks associated with our recently announced contemplated merger with AMETEK, Inc., including its possible impact on our relationships with customers, suppliers, employees and others with whom we have business relationships and on our financial condition. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 13, 2013.

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Zygo Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net revenue	$39,713	$34,533	$127,992	$109,374
Cost of goods sold	21,633	19,273	66,779	61,338
Gross profit	18,080	15,260	61,213	48,036
	45.5%	44.2%	47.8%	43.9%
Selling, general and administrative expenses	10,141	9,362	33,164	26,451
Research, development and engineering expenses	4,742	4,990	14,916	14,073
Operating profit	3,197	908	13,133	7,512
Other income (expense)	45	(266)	150	(438)
Income before income tax, including noncontrolling	3,242	642	13,283	7,074
Income tax (expense) benefit	(1,331)	504	(4,871)	(2,602)
Net income including noncontrolling interest	1,911	1,146	8,412	4,472
Less: Net income attributable to noncontrolling interest	13	166	305	875
Net income attributable to Zygo Corporation	$1,898	$980	$8,107	$3,597

Earnings per share attributable to Zygo Corporation
Basic shares	$0.10	$0.05	$0.43	$0.20
Diluted shares	$0.10	$0.05	$0.42	$0.19

Weighted average shares outstanding
Basic shares	18,900	18,506	18,771	18,434
Diluted shares	19,336	19,126	19,284	19,080
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Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Amounts in thousands)

	March 31, 2014	June 30, 2013
Assets
Current assets:
Cash and cash equivalents	$97,056	$83,056
Receivables, net	28,893	32,360
Inventories	35,131	30,185
Prepaid expenses, prepaid taxes and other current assets	5,029	5,429
Revenue recognized in excess of billings on uncompleted contract	2,677	5,342
Deferred income taxes	11,900	8,631
Total current assets	180,686	165,003
Marketable securities	616	662
Property, plant and equipment, net	36,838	34,343
Deferred income taxes	8,214	10,490
Intangible assets, net	4,188	4,615
Total assets	$230,542	$215,113

Liabilities and Equity
Current liabilities:
Accounts payable	$10,157	$7,170
Billings in excess of costs and estimated earnings on uncompleted contracts	2,832	6,481
Accrued expenses, deferred revenue and deferred taxes	13,744	12,965
Income tax payable	1,603	19
Total current liabilities	28,336	26,635

Deferred taxes and long-term liabilities	6,346	4,473

Commitments and contingencies	—	—

Total shareholders’ equity - Zygo Corporation	193,948	181,962
Noncontrolling interest	1,912	2,043
Total equity	195,860	184,005
Total liabilities and equity	$230,542	$215,113

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Zygo Corporation and Subsidiaries
Reconciliation of Reported Results to Non-GAAP Results
(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
GAAP Operating profit (as reported)	3,197	908	13,133	7,512
Adjustment to selling, general and administrative expenses (Note 1)	—	—	2,066	—
Adjustment to selling, general and administrative expenses (Note 2)	—	—	628	—
Adjustment to selling, general and administrative expenses (Note 3)	720	—	720	—
Adjustment to selling, general and administrative expenses (Note 4)	533	—	533	—
Total adjusted Operating profit	$4,450	$908	$17,080	$7,512

Total other income (expense) (as reported)	45	(266)	150	(438)
Net income attributable to noncontrolling interest (as reported)	13	166	305	875

GAAP income tax benefit (expense) (as reported)	(1,331)	504	(4,871)	(2,602)
Adjustment to income taxes (Notes 1,2,3,4)	(473)	—	(1,456)	—
Total adjusted income tax expense	$(1,804)	$504	$(6,327)	$(2,602)

Adjusted net income attributable to Zygo Corporation	$2,678	$980	$10,598	$3,597

GAAP earnings per diluted share attributable to Zygo Corporation (as reported)	$0.10	$0.05	$0.42	$0.19
Adjusted earnings per diluted share attributable to Zygo Corporation	$0.14	$0.05	$0.55	$0.19
Weighted average shares used in diluted shares calculation	19,336	19,126	19,284	19,080

Note 1 – For the nine months ended March 31, 2014, reported results included separation costs and related tax effect incurred in connection with the previously-announced separation of the Company’s former Chief Executive Officer.

Note 2 - For the nine months ended March 31, 2014, reported results also included the cost of a terminated acquisition effort and the related tax effect.

Note 3 - For the three and nine months ended March 31, 2014, reported results also included the costs associated with the pending merger and the related tax effect.

Note 4 - For the three and nine months ended March 31, 2014, reported results also included the cost of accounting fees related to the Company’s auditors’ review of the Company’s ongoing analysis of its tax accounts.

Adjusted net income and adjusted net earnings per diluted share are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities, and a reconciliation of those amounts to reported results is presented above. These non-GAAP measures are not alternatives to, and are not intended to replace, the most directly comparable reported measures under GAAP and should not be considered as alternatives to net income and net earnings per diluted share, or any other measure of consolidated operating results, under GAAP. The Company believes that providing such non-GAAP measures and reconciliation is useful to users of the financial statements, since such measures involve certain significant and unusual adjustments to the Company’s results, thus enhancing comparability of the Company’s results between periods presented.

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